1800 Century Park East
Suite No 200
Company Contact:	Investor Contact:	Los Angeles, CA 90067
Lynne Silverstein	Berkman Associates	310.895.7750 tel
310.895.7750	310. 826.5051	310.895.7751 fax
	info@BerkmanAssociates.com	patientsafetytechnologies.com

Patient Safety Technologies Not Delisted by Amex

Friday, December 15, 2006, 8:00 am ET

LOS ANGELES, CA -- December 15, 2006 -- Patient Safety Technologies, Inc. (AMEX:PST) announced that on December 6, 2006, a hearing was conducted before the Listing Qualifications Panel of the Amex Committee on Securities (the “Panel”) whereby the Panel unanimously agreed that the Amex should not move to delist the Company’s common stock before January 31, 2007, pending the successful completion by the Company of certain actions, including, among other things, the filing of the Company’s 10Q for the quarter ended September 30, 2006 and the submission to the Amex of delinquent application forms for the listing of additional shares, including the payment of all applicable fees. In addition, the Panel will not move to delist the Company’s common stock before February 28, 2007, provided it completes certain actions by that date. There can be no assurance that the Company will complete these actions by the given timeframe. The Amex continues to trade the Company’s stock without interruption.

About Patient Safety Technologies, Inc.

Patient Safety Technologies, Inc. (PST) is a holding company that owns assets in various businesses. Its wholly-owned subsidiary, SurgiCount Medical, Inc., is a developer and manufacturer of patient safety products and services. For more information on Patient Safety Technologies, Inc. please contact the company directly at 310-895-7750, or by email at info@patientsafetytechnologies.com or www.patientsafetytechnologies.com.

Forward-Looking Statements
This press release contains certain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as Patient Safety Technologies plans, expects, should, believes, anticipates or words of similar import. Stockholders, potential investors and other readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Certain of those risks and uncertainties are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. These forward-looking statements are only made as of the date of this press release and Patient Safety Technologies does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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